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                        INTERCOMPANY COMPLIANCE AGREEMENT
                        ---------------------------------


           AGREEMENT, dated as of November __, 1999, among RSL Communications, Ltd., a Bermuda corporation ("Parent"), RSL Communications PLC, a United Kingdom corporation ("RSL PLC"), and deltathree.com, Inc., a Delaware corporation ("deltathree," and together with its subsidiaries, the "deltathree Parties").

           WHEREAS, RSL PLC and deltathree are majority-owned subsidiaries of Parent and each of deltathree's subsidiaries is majority-owned by deltathree;

           WHEREAS, pursuant to separate indentures (as the same may be amended, the "Existing Indentures"), RSL PLC has issued, and Parent has guaranteed, $172,507,000 12 1/4% Senior Notes due 2006 (the "1996 Notes"), $200,000,000 9__%
Senior Notes due 2008, $100,000,000 12% Senior Notes due 2008, $200,000,000 10
1/2% Senior Notes due 2008, $175,000,000 9__% Senior Notes due 2009,
$328,084,000 10__% Senior Discount Notes due 2008 and DM296,000,000 10% Senior
Discount Notes due 2008 (the "Existing Notes");

           WHEREAS, in the future, Parent or a subsidiary of Parent may enter into additional indentures (as the same may be amended, the "Additional Indentures" and, together with the Existing Indentures, the "Indentures") providing for the issuance of additional notes (the "Additional Notes" and, together with the Existing Notes, the "Notes");

           WHEREAS, the Existing Indentures contain, and Parent expects that any Additional Indentures will contain, covenants limiting the ability of Parent and its subsidiaries, including the deltathree Parties, to take certain actions, including, among others, to incur debt or make guarantees, create liens, sell stock or assets, and make loans and other investments;

           WHEREAS, deltathree is contemplating an initial public offering of its Class A common stock (the "IPO") and, in connection with the IPO, Parent has agreed to enter into one or more agreements (the "Services Agreements") with deltathree pursuant to which, among other things, Parent will agree (a) to provide deltathree certain services that are important to the operations of the deltathree Parties (the "Services") and (b) not to compete with deltathree for a period of two years;



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           WHEREAS, Parent has used a portion of the proceeds of the issuance of the Existing Notes to fund (a) the provision of important services to the deltathree Parties and (b) cash requirements of the deltathree Parties, and, in the future, Parent expects to use the proceeds of the issuance of the Existing Notes and Additional Notes to fund its provision of the Services and, to the extent Parent may determine desirable, cash requirements of the deltathree Parties; and

           WHEREAS, in connection with Parent's entering into the Services Agreements the parties hereto committed to enter into this Agreement.

           NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

           1. Compliance with Indentures. (a) No deltathree Party shall take any action, or omit to take any action, which act or omission would, of itself, constitute a default or event of default under any Indenture, provided that this
Section 1(a) shall not apply (i) with respect to any Additional Indenture unless and until Parent shall have provided deltathree a copy of that Indenture pursuant to Section 2(b) or (ii) to any act or omission which Parent has confirmed in writing pursuant to Section 1(c) would not constitute a default or event of default under any Indenture.

           (b) No deltathree party shall incur, or commit to incur, any indebtedness without the prior written consent of Parent, which consent may be witheld in Parent's sole discretion. For the purposes of this Section 1(b), (i) the meaning of the term "incur" includes the meaning given to the term "Incur" under the Existing Indentures and shall include the meaning given to any analogous term under any Additional Indenture, and (ii) the meaning of the term "indebtedness" includes the meaning given to the terms "Indebtedness" and "Debt" under the Existing Indentures and shall include the meaning given to any analogous term under any Additional Indenture, provided that this Section 1(b) shall not apply to the incurrence of any indebtedness within the meaning of any Additional Indenture unless and until Parent shall have provided deltathree a copy of that Indenture pursuant to Section 2(b).

           (c) If a deltathree Party is uncertain whether a proposed act or omission would constitute a default or event of default under any Indenture, such deltathree Party may consult with Parent. If Parent determines that the proposed act or omission would not constitute a default or event of default under any Indenture, Parent shall, at the request of such deltathree Party, confirm such determination in writing, provided that the sole effect of such confirmation shall be to exempt such act or omission from Section 1(a) and may not be relied on by any deltathree Party for any other purpose or by any third party for any purpose.

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           (d) In connection with any default or event of default under any
Indenture resulting from any act or omission of a deltathree Party, each deltathree Party shall immediately take such actions as Parent may request to cure such default or event of default .

           2. Further Actions.

           (a) deltathree shall cause each of its subsidiaries to comply with the terms of this Agreement. At any time and from time to time, upon the written request of Parent, each deltathree Party shall (i) provide such information as Parent may deem necessary or desirable to ensure compliance with the Indentures, including, but not limited to, as to outstanding indebtedness incurred, liens created, loans and investments made, and the aggregate amount of other restricted payments, (ii) cause any party that hereafter becomes a subsidiary of such deltathree Party to become a party to and bound by the terms of this Agreement as a deltathree Party and (iii) duly execute and deliver such further instruments and documents and take such further actions as Parent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement.

           (b) Parent has provided deltathree with copies of each of the Existing Indentures as in effect on the date hereof and shall provide deltathree, prior to or promptly after effectiveness, copies of each Additional Indenture and all amendments and supplements to, and waivers and consents under, each Indenture.

           3.   Required Information.

           (a) Each deltathree Party shall provide to Parent from time to time such information (including, without limitation, financial reports and financial, tax and other records) as Parent may reasonably require in order to:

                (i) prepare certificates of compliance in accordance with any Indenture;

                (ii) determine the aggregate indebtedness of the deltathree Parties;

                (iii) otherwise ensure that there are no breaches of any Indenture;

                (iv) comply with any applicable laws, including, without limitation, the reporting obligations of Parent or any of its subsidiaries under United States federal and state securities laws;

                (v) comply with the reporting obligations of any stock exchange on which the securities of Parent or any of its subsidiaries are listed from time to time; and

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                (vi)    limit or avoid liability under the securities laws of
                        any jurisdiction in connection with any action being taken by Parent or any of its subsidiaries.

         (b) Each deltathree Party consents to the disclosure of information supplied to Parent in the circumstances set out in this Section 3 to the extent that such disclosure is required by the terms of an Indenture, the reporting obligations of any stock exchange, or the laws (including the securities laws) of the United States or of any other jurisdiction.

         (c)Each of the directors of deltathree who are also officers and/or directors of Parent shall be permitted to disclose information made available to such director to Parent.


           4. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be delivered by hand; sent by express mail, first-class, registered or certified mail, postage prepaid, or a reputable overnight delivery service; or transmitted by telecopy. Any such notice or other communication shall be deemed to have been given and received (i) if by personal delivery or telecopy, on the day such personal delivery is made or such telecopy is transmitted, (ii) if by first-class, registered or certified mail, on the fifth business day after the mailing thereof or (iii) if by reputable overnight delivery service for next day delivery, on the business day after the sending thereof. Such notices or other communications shall be addressed as follows:

           If to Parent or RSL PLC, addressed to such party at:


                  c/o RSL Communications, N. America, Inc.
                  767 Fifth Avenue
                  Suite 4300
                  New York, NY  10153
                  Fax No.: (212) 317-1940
                  Attention:  General Counsel


           If to a deltathree Party, addressed to such party at:

                  430 Park Avenue, 5th Floor
`                 New York, NY 10022
                  Fax No.:  (212) 588-3674
                  Attention:  General Counsel

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or to such other address(es) as any party shall give the other parties notice by like means.

                5. Termination. This Agreement shall terminate as to any deltathree Party upon the earliest to occur of (a) the delivery by Parent to deltathree of Parent's written acknowledgment that this Agreement has been terminated as to such deltathree Party, (b) such time as Parent ceases to own (directly or indirectly) any capital stock of such deltathree Party and (c) such time as Parent has not been responsible or accountable for a period of 30 consecutive days for any action of such deltathree Party under the provisions of any Indenture, unless this clause (c) applies as a result of an election by Parent or any subsidiary under the Indentures not to treat such deltathree Party as a "Restricted Subsidiary" (or equivalent).

                6. Amendments; Waivers. The provisions of this Agreement may not be amended or modified except by a writing signed by the parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

                7. Severability. If the final determination of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.

                9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York (without regard to the conflict of laws principles or rules thereof).

                10. Submission to Jurisdiction; Waiver of Immunity. Each of the parties, for itself and its successors and assigns, hereby irrevocably waives any objection, and agrees not to assert, as a defense in any legal or equitable action, suit or proceeding arising out of or relating to this Agreement, that
(i) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts,

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(ii) the venue thereof may not be appropriate and (iii) the internal laws of the
State of New York do not govern the validity, interpretation or effect of this Agreement.

                  11. Equitable Remedies. Each of the deltathree Parties acknowledges and agrees that, because of the unique and extraordinary nature of the covenants contained herein, any breach or threatened breach of the provisions of this Agreement will cause irreparable injury and incalculable harm to Parent and/or its subsidiaries and that Parent shall, accordingly, be entitled to apply for and to obtain injunctive relief, which shall be in addition to any and all other rights and remedies available to the nonbreaching party at law or in equity.

                  12. Indemnification. Each of the deltathree Parties indemnifies Parent, RSL PLC and each of their respective subsidiaries (each an "Indemnified Party") in respect of any claim, action, damage, loss, liability, cost, charge, expense or payment (including, without limitation, attorneys' fees and expenses) which the Indemnified Party pays, suffers, incurs or is liable for, by reason of any breach or threatened breach of this Agreement by a deltathree Party, including any such amounts incurred in connection with the enforcement of this Agreement.

                13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to



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the subject matter hereof.


      IN WITNESS THEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                           RSL COMMUNICATIONS, LTD.



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                           RSL COMMUNICATIONS PLC.



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                           DELTATHREE.COM, INC.



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


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